Exhibit 10.21

PROMISSORY NOTE

$785,565.99	June 13, 2019

FOR VALUE RECEIVED, the undersigned (the “Borrower”)1 hereby promises to pay to Plastiq Inc., its successor and assigns (the “Lender”), at such place or places as may be specified by the Lender or any holder hereof, in legal tender of the United States of America, the principal amount of $785,565.99 (Seven hundred eighty-five thousand, five hundred sixty five and ninety nine cents) (together with any Capitalized Interest (as defined below) pursuant to Section 1 below, the “Principal”), with interest at the fixed rate of [2.36%]2 percent per annum (the “Applicable Rate”), compounded annually, on the unpaid balance.

1.	Payment of Principal and Interest.

a.

Interest will accrue at the Applicable Rate on the outstanding principal commencing on the date of this Note and will be payable in arrears on each anniversary of such date commencing June 13, 2019. Interest will be computed on the basis of a 365-day year and paid for actual days elapsed. Accrued and unpaid interest will be payable on each anniversary of this Note until the principal balance hereof is paid in full, commencing on the first anniversary hereof. Any interest that is not paid in cash when due shall be capitalized (such interest, “Capitalized Interest”) on the anniversary date on which it was due. Capitalized Interest shall be added to Principal automatically and shall be deemed, for all purposes, to be Principal whether or not this Note is annotated or otherwise modified to indicate the addition of Capitalized Interest. Interest at the Applicable Rate shall begin to accrue on the Capitalized Interest beginning on and including the anniversary date on which such Capitalized Interest is capitalized, and shall bear interest as provided in this Section 1(a) at the Applicable Rate until paid.

b.

The Note will mature and all Principal then unpaid will be due and payable, together with all interest accrued thereon and unpaid, on the earliest to occur of (i). June 13, 2024[3], (ii) the date of the Borrower’s termination of employment (or other service relationship) with the Lender, (iii) a Sale Event (as defined in the Plastiq Inc. 2012 [Amended and Restated] Stock Option and Grant Plan) and (iv) immediately prior to the Lender’s initial filing of a registration statement under the Securities Act of 1933, as amended, covering the offer and sale by the Lender of its debt or equity securities[4] (the earliest of such dates, or if such date is not a business day in the State of Delaware, the immediately preceding business day, the “Repayment Date”).

[1]	NTD: Delaware, Section 143 of the DGCL requires that the board of directors determine that a loan to an officer or employee be reasonably expected to benefit the corporation.
[2]	NTD: This interest rate is the mid-term AFR for June 2019. To update applicable AFR if agreement entered into after the end of June.
[3]	NTD: This is the date that is 5 years from the date of the note.
[4]

NTD: Section 402 of the Sarbanes-Oxley Act of 2002 makes it a criminal offense for a public company to loan funds to an executive officer or director. This limitation applies to private companies immediately upon the filing of a registration statement (e.g., Form S-1 or S-11).

[Footnote continues on next page.]

c.

Notwithstanding the foregoing, until such time as the Principal and all accrued and unpaid interest thereon have been paid in full, in the event of any sale by the Borrower of shares of common stock, par value $0.000001 per share of Plastiq Inc. (including any securities issued by any successor entity of Plastiq Inc., “Common Stock”) owned or acquired by the Borrower at or as of the date hereof (any such sale, a “Pledged Stock Sale”), the Borrower will pay to the Lender, within two business days after receipt thereof, the net after-tax proceeds from any Pledged Stock Sale. For purposes hereof, the term “net after-tax proceeds” means the amount received upon any Pledged Stock Sale, less brokerage commissions or underwriting discounts, other expenses of every kind, including documentary, excise and other taxes, if any, directly relating to the sale and an amount equal to the federal, state and local taxes on any gain from such sale (as determined by multiplying the amount of such gain by the combined maximum federal, state and local tax rate applicable to the sale of such shares by the Borrower, taking into account the holding period for such shares and any federal income tax deduction for state and local income taxes). Such net after-tax proceeds may be applied by the Lender in its sole discretion first to the payment of accrued interest hereon, second to the payment of any other amounts then owing under this Note or the Pledge Agreement and third to the repayment of unpaid Principal. For the avoidance of doubt, the Lender will be under no obligation to release any lien it may have on Common Stock unless and until it will have received the amounts due with respect to the Pledged Stock Sale thereof.

d.

All repayments, prepayments and payments of Principal and interest due with respect to this Note will be made by the Borrower in U.S. dollars in immediately available funds to the account of, or otherwise as directed by, the Lender. All obligations of the Borrower under this Note will be reinstated as though payment had never been received by the Lender if after any payment all or a portion of the amounts paid are voided, rescinded or otherwise returned upon or as a result of the Borrower’s insolvency or bankruptcy. Any repayments, prepayments and payments received by the Lender will be applied first to the payment of accrued interest hereon, second to the payment of any other amounts then owing under this Note or the Pledge Agreement and third to the repayment of unpaid Principal

2. Prepayment. The Borrower may at any time prepay the outstanding Principal or accrued and unpaid interest payable to the Lender hereunder prior to the Repayment Date, without penalty, premium or fee. Any prepayment will be made upon at least two business days’ prior written notice thereof from the Borrower to the Lender. Any prepayment of outstanding Principal will include all accrued and unpaid interest due on the amount of such prepaid Principal.

3. Secured Obligations. In order to induce the Lender to loan to the Borrower the original Principal amount, the Borrower has delivered to the Lender the Pledge Agreement, dated as of the date hereof (as amended, supplemented and otherwise modified from time to time, the “Pledge Agreement”) pursuant to which the Borrower has, inter alia, granted to the Lender as security and collateral for the payment and performance of its obligations hereunder, a security interest in the Common Stock and other Collateral (as defined in the Pledge Agreement) (the “Collateral”), and as more specifically described, and on the terms and conditions set forth in, the Pledge Agreement. This Note is subject to the terms of the Pledge Agreement.

4. Events of Default. The occurrence of any of the following events will be an “Event of Default” for all purposes of this Note:

a.

the Borrower fails to pay when due any principal of this Note, any interest accrued thereon or any other amount required to be paid under this Note or the Pledge Agreement, and such failure will continue for more than five business days;

b.

the Borrower fails to perform or observe Section 1.c or any other covenant or agreement contained herein or in the Pledge Agreement and any such failure will not be remedied to the Lender’s satisfaction within five business days after written notice thereof will have been given to the Borrower by the Lender;

c.	any representation or warranty made by the Borrower in connection with this Note or the Pledge Agreement will prove to have been incorrect in any material respect when made;

d.

a case or proceeding will have been commenced against the Borrower in a court having competent jurisdiction or will seek a decree or order in respect of the Borrower, (i) under Title 11 of the United States Code, as now constituted or hereafter amended or any other applicable United States federal or state bankruptcy or other similar law, or (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of the Borrower or of any substantial part of his properties, and such case or proceeding will remain undismissed or unstayed for 60 consecutive days or such court will enter a decree or order granting the relief sought in such case or proceeding;

e.

the Borrower will (i) file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable United States federal or state bankruptcy or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of the Borrower, or of any substantial part of his properties, (iii) fail generally to pay his debts as such debts become due, or (iv) take any action in furtherance of any such action; or

f.

the security interest created, or purported to be created, by the Pledge Agreement will at any time fail to constitute a valid and perfected security interest (or the equivalent thereof under applicable laws) on all of the Common Stock and other Collateral described therein securing the obligations purported to be secured thereby, with the priority purported to be created by the Pledge Agreement, or the Borrower or any other person will so assert in writing.

If an Event of Default has occurred and is continuing, the Lender may, by notice to the Borrower, declare the unpaid Principal, any accrued and unpaid interest thereon and all other amounts payable hereunder or under the Pledge Agreement to be forthwith due and payable, whereupon this Note, all such Principal, interest and all such amounts will become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and the Lender may exercise any rights or remedies available to it under the terms of this Note, the Pledge Agreement and at law, including without limitation the Delaware Uniform Commercial Code and at common law; provided, however, that upon the occurrence of an Event of Default under paragraphs (d) or (e) above the unpaid Principal, any accrued and unpaid interest thereon and all other amounts payable hereunder or under the Pledge Agreement will automatically become due and payable, without any notice or declaration of any kind by the Lender.

5. Annulment of Event of Default. An Event of Default will not be deemed to be in existence or to be continuing for any purpose of this Note if the Lender will have waived such Event of Default in writing or stated in writing that the same has been cured to its reasonable satisfaction, but no such waiver will extend to or affect any subsequent Event of Default or impair any rights of the Lender upon the occurrence thereof.

6. Limited Recourse; Rights and Remedies of the Lender in an Event of Default. Notwithstanding any provision herein or in the Pledge Agreement to the contrary, this Note is a limited recourse note and recourse under this Note is limited as described in this Section 6. The Lender will have (i) first, full recourse against the Collateral in connection with the repayment of the Principal and payment of the accrued interest thereon and other amounts owed in connection with this Note and the Pledge Agreement, and (ii) second, after applying the value or proceeds of the Collateral, general recourse against the Borrower and any other assets of the Borrower not to exceed the Recourse Amount (as defined below). The “Recourse Amount” as of any time means an amount equal to (i) 50 percent of the then outstanding unpaid Principal plus (ii) the full amount of accrued and unpaid interest thereon (it being understood that the Borrower will be personally obligated for the payments of all interest hereunder), as calculated after applying the value or proceeds of any Collateral in accordance with the following sentence. Payments received by the Lender will be applied first to the payment of accrued interest, second to the payment of any other amounts then owing under this Note or the Pledge Agreement and third to the repayment of unpaid Principal. The Lender will have and may exercise any and all rights and remedies afforded to a secured party under the Delaware Uniform Commercial Code and will have the right to retain the Collateral in partial or full satisfaction of the Borrower’s obligations under this Note in accordance with the Pledge Agreement and the Delaware Uniform Commercial Code. Except as specifically limited by this Section 6, the remedies of the Lender in law or at equity will be cumulative and concurrent, and may be pursued singularly, successively or together at the Lender’s sole discretion, and may be exercised as often as occasion therefor will occur.

7. Borrower Waivers. The Borrower hereby expressly waives to the extent not prohibited by applicable law (i) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions hereof), protests, notices of protest and notices of dishonor, (ii) any requirement of diligence or promptness on the part of the Lender in the enforcement of its rights under the provisions of this Note, and (iii) any and all notices of every kind and description which may be required to be given by any statute or rule of law.

8. Course of Dealing. No course of dealing between the Borrower and the Lender will operate as a waiver of any of the rights under this Note. No delay or omission on the part of the Lender in exercising any right under this Note will operate as a waiver of such right or any other right hereunder. A waiver on any one occasion will not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver or consent will be binding unless it is in writing and signed by the Lender. This Note may from time to time be extended by the Lender, with or without notice to the Borrower, and any related right may be waived, exchanged, surrendered or otherwise dealt with, all without affecting the liability of the Borrower, in each case in the sole discretion of the Lender.

9. Further Assurances. The Borrower agrees that at any time and from time to time upon the written request of the Lender, the Borrower will at the Borrower’s expense execute and deliver such further documents and do or cause to be done such further acts and things as the Lender may reasonably request in order to effect the purposes of this Note and the grant of the security interest under the Pledge Agreement.

10. Costs and Expenses. The Borrower will pay costs and expenses of collection, including reasonable attorneys’ fees and disbursements in the event that any action, suit or proceeding is brought by the Lender to collect this Note.

11. Notices. Any notices, demands or other communications provided for hereunder will be in writing and (i) delivered or served in person, (ii) sent by facsimile or (iii) sent by a nationally-recognized overnight mail carrier (e.g., FedEx) addressed as follows:

If to the Borrower:

Eliot Buchanan

74 New Montgomery

Apt 717.

San Francisco, CA. 94105

If to the Lender:

Plastiq Inc.

360 9th Street

San Francisco, CA. 94103

or to such other address and attention as any of the above will notify the others in writing in accordance with this Section 11. Any notice, demand or other communication given by the Lender will be deemed to have been rendered or given when the same is delivered to the Borrower if in person or upon mailing if sent by registered or certified mail or nationally-recognized overnight mail carrier or upon faxing if sent by facsimile. Any notice or other communication given by the Borrower will be deemed to have been given upon receipt of the same by the Lender.

12. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the Applicable Rate, together with all fees, charges and other amounts that are treated as interest on such Note under applicable law (collectively the “Charges”), will exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender in accordance with applicable law, the Applicable Rate hereunder, together with all Charges payable in respect thereof, will be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of this Note but were not payable as a result of the operation of this Section 12 will be cumulated and the interest and Charges payable to the Lender in respect of other periods will be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon will have been received by the Lender.

13. Successors and Assigns. This Note will be binding upon the Borrower and his or her permitted successors, assigns, executors, administrators and/or estate and will inure to the benefit of the Lender and its successors, assigns, heirs, executors, administrators and/or estate. The Borrower will not assign or otherwise transfer this Note without the prior written consent of the Lender, which consent may be granted or withheld in the Lender’s sole and absolute discretion. The Lender may assign or otherwise transfer this Note without the consent of the Borrower; provided, however, that the Lender shall provide written notice of such assignment or other transfer to the Borrower.

14. Amendment. No modification, rescission, waiver, forbearance, release or amendment of any provision of this Note will be made, except by a written agreement duly executed by the Borrower and the Lender.

15. Headings. The headings contained in this Note are for reference purposes only and will not affect in any way the meaning or interpretation of the provisions hereof.

16. Severability. The terms and provisions of this Note are severable, and if any term or provision will be determined to be superseded, illegal, invalid or otherwise unenforceable in whole or in part pursuant to applicable law by a governmental authority having jurisdiction, such determination will not in any manner impair or otherwise affect the validity, legality or enforceability of that term or provision in any other jurisdiction or any of the remaining terms and provisions of this Note in any jurisdiction.

17. Governing Law. This Note will be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

18. Jurisdiction. The Borrower hereby submits to the personal jurisdiction in the State of [principal place of business]5, consents to the non-exclusive jurisdiction of any competent state or federal district court sitting in [city of principal place of business],6 and agrees that service of process in any action, suit or proceeding in connection with this Note brought in such court may be made upon s/he by mail at the address set forth in Section 11. The Borrower waives any and all rights to raise lack of personal jurisdiction as a defense in any action, suit or proceeding in connection with this Note or any related matter and waives any objection that s/he may now or hereafter have to the venue of any such action, suit or proceeding or any such court or that such action, suit or proceeding is brought in an inconvenient forum.

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[5]	NTD: Confirm jurisdiction.
[6]	NTD: See above. Select venue.

19. WAIVER OF JURY TRIAL. EACH OF BORROWER AND LENDER AGREES THAT NEITHER OF THEM NOR ANY OF THEIR ASSIGNEES OR SUCCESSORS WILL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON OR ARISING OUT OF, THIS NOTE, THE PLEDGE AGREEMENT, OR AGREEMENT EXECUTED IN CONNECTION WITH EITHER OF THE FOREGOING, ANY COLLATERAL SECURING ALL OR ANY PART OF THE OBLIGATIONS OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY EACH OF LENDER AND BORROWER WITH THEIR RESPECTIVE COUNSEL, AND THESE PROVISIONS WILL BE SUBJECT TO NO EXCEPTIONS. NEITHER LENDER NOR BORROWER HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

BORROWER:

Eliot Buchanan [7]
Name:

/s/ Eliot Buchanan
Signature

WITNESS:

Nwokedi Mbanugo

Name:

Address:

360 9th Street

San Francisco CA. 94103

[7]	Execute original Note in blue ink. Execute only one original Note. Any copies of the original of the Note should be marked “Copy.”